Exhibit 5.1

LAW OFFICES
THOMPSON, WELCH, SOROKO & GILBERT LLP
3950 CIVIC CENTER DRIVE
SUITE 300
SAN RAFAEL, CA  94903
(415)  448-5000

FACSIMILE
 (415) 448-5010

 SAN FRANCISCO OFFICE
 (415) 262-1200

December 21, 2012

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	BioTime, Inc.
Post-Effective Amendment No.3 to Registration Statement on Form S-3
(SEC File No. 333-183557)

Ladies/Gentlemen:

We are counsel to BioTime, Inc. ("BioTime"), a California corporation, in connection with Post-Effective Amendment No. 3 to Registration Statement on Form S-3, File No. 333-183557, to be filed by BioTime with the Securities and Exchange Commission on the date hereof (the “Post-Effective Amendment”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offering of 906,735 common shares, no par value, of BioTime (the “Common Shares”) to be issued and sold pursuant to a Share Purchase Agreement, dated November 1, 2012, between BioTime and Cell Cure Neurosciences, Ltd. (the “Share Purchase Agreement”).  The preliminary prospectus supplement for the offer and sale of the Common Shares issued pursuant to the Share Purchase Agreement is included in the Post-Effective Amendment.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of BioTime and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that when the Common Shares are issued and sold pursuant to the Share Purchase Agreement, the Common Shares so issued will be legally and validly issued and outstanding, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of California and the Federal laws of the United States of America.

We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Prospectus included therein.

Very truly yours,

s/Thompson, Welch, Soroko & Gilbert LLP

Thompson, Welch, Soroko & Gilbert LLP